Exhibit 99.1



                          Aries Ventures Inc. Announces
                         Extension of Series A Warrants


      Agoura Hills, California, October 1, 2003 - Aries Ventures Inc., a Nevada corporation (OTC: ARVT), announced that it has extended the expiration date of its Series A Warrants from October 11, 2003 to October 11, 2004. All other terms and conditions of the Series A Warrants will remain unchanged.

      For additional information, contact Aries Ventures Inc. at 818-879-6501 x 305.


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